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Exhibit 10.5
Form of Performance Units Award Letter Agreement

                                                   [Date]

[Address]

RE:  Performance Unit Award

Dear [_________]:

This letter will confirm that Meditrust Operating Company ("Meditrust") awarded you 25,000 Performance Units in its long Term Bonus Program on December 10, 1998. Said award was in recognition of your current and anticipated future contributions and importance to the success of Meditrust, and as a result of the Board's confidence in you.

Such Performance Units shall become payable only under the following terms and conditions:

         1. Termination Other Than for Cause - all Performance Units issued to you shall become immediately vested in full with the value of each Unit deemed to be $25; provided that payment with respect to the Performance Units shall be made in cash no earlier than January 1, 2000

         2. Death or Disability - all Performance Units issued to you shall become immediately vested in full with the value of each Unit deemed to be $25; provided that the payment with respect to the Performance Units shall be made in cash no earlier than April 1, 2002; or

         3. Change In Control - all Performance Units issued to you shall become immediately vested in full with the value of each Unit deemed to be $50.

The terms and conditions defining the aforesaid events are set forth in Exhibit "A", attached hereto.

Very truly yours,

/s/ Clive D. Bode
--------------------------
Clive D. Bode
Chairman


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                                   EXHIBIT "A"

For purposes of this Letter, the following terms shall have the following meanings:

         (1) "Termination For Cause" shall mean termination by the Employer of the Employee's employment by reason of (i) the Employee's fraud upon, deliberate injury or attempted injury to, or dishonesty towards the Employer that causes material and demonstrable injury to the Employer, or (ii) the conviction of any felony involving a crime of moral turpitude.

         (2) "Termination Other Than For Cause" shall mean termination by the Employer of the Employee's employment other than a Termination for Cause, a Termination Upon Death or Disability, or a Termination Upon a Change in Control.

         (3) "Termination Upon a Change in Control" shall mean termination of the Employee's employment with the Employer within two (2) years following a Change in Control either by the Employer as a Termination Other Than For Cause.

         (4) "Termination Upon Death or Disability" shall mean termination by the Employer by reason of the Employee's death or disability shall mean a termination upon written notification to the Employee if the Employee, in the reasonable judgment of the Board of Directors of the Employer, has failed to perform his duties under this Agreement because of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than four (4) consecutive months, or in the event of the Employee's death, in which case the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs.

         (5) "Permitted Spin-Off" shall mean a corporate restructuring of the Meditrust Companies pursuant to which all of the stock of any existing or newly-created subsidiary of the Meditrust Companies (or either of them) which owns (or acquires by purchase, dividend, investment or otherwise) all of the healthcare assets and investments of the Meditrust Companies (or the stock of subsidiaries which own such assets and investments) existing immediately prior thereto is "spun-off" ratably to the shareholders of the Meditrust Companies at the time of such spin-off.

         (6) "Spin-Off Entity" shall mean any Person resulting from a Permitted Spin-Off.

         (7) "Change in Control" shall mean (a) an acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d)
(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors of the Employer (the "Outstanding Voting Securities") or 20% or more of the combined market value of the equity securities of the Employer (the "Equity Value"); PROVIDED, HOWEVER, that any acquisition directly from or by the Employer or any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Employer or an affiliated company or any acquisition by a company pursuant to a transaction


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which complies with clauses (i), (ii) and (iii) of (c) below shall be excluded from this clause (a); or (b) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") of the Employer, cease for any reason to constitute at least 60% of the Board of Directors of the Employer; PROVIDED, HOWEVER, that any individual becoming a director whose election, or nomination for election by the Employer's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Employer; or (c) consummation of a reorganization, merger or consolidation of the Employer (a "Business Combination"), unless, in each case, following such Business Combination, (i) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the outstanding Equity Value and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined market value of the equity securities and more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Equity Value and Outstanding Voting Securities, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities or 20% or more of the combined market value of the equity securities of the corporation resulting from such business combination except to the extent that such ownership existed prior to the Business Combination and
(iii) at least 60% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination, (d) the sale or other disposition of more than 50% of the lodging assets of the Employer, or (e) a complete liquidation or dissolution of the Employer or approval thereof by the stockholders of the Employer. For purposes of this definition, "Employer" shall mean either (x) Meditrust Corporation or Meditrust Operating Company ("Meditrust" and together with the Employer, "the Meditrust Companies") or (y) any subsidiary of Meditrust Corporation or Meditrust Operating Company, the assets of which are substantially all of the lodging assets and investments of Meditrust Corporation (or the stock of subsidiaries, the assets of which are substantially all of the lodging assets and investments of Meditrust Corporation). Notwithstanding the foregoing, any corporate restructuring directly related to a Permitted Spin-Off, including any related change to the Board of Directors shall not be deemed to be a Change in Control; provided, however, that this exclusion shall not apply to any simultaneous or subsequent sale of, or Business Combination, or other events described in clauses (a) through (e) of this subparagraph (7) involving such Spin-Off Entity.

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